UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2022

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
(Address of Principal Executive Offices) (Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2022, Kelly Services, Inc. (the “Company”) entered into an agreement to sell 106,485,173 shares of PERSOLKELLY Pte. Limited (the “PERSOLKELLY”) to PERSOL Asia Pacific Pte. Ltd. (“PERSOL Asia Pacific”) for a purchase price of $119,499,321. Following the sale, which will become effective as of March 1, 2022, the Company and PERSOL Asia Pacific will own 2.5% and 97.5%, respectively, of PERSOLKELLY’s shares.

In connection with the sale transaction, the Company and PERSOL Asia Pacific entered into an Amended and Restated Joint Venture Agreement (the “Joint Venture Agreement”), which amended the existing joint venture agreement between the parties with respect to PERSOLKELLY. The terms of the Joint Venture Agreement generally reflect the Company’s reduced ownership interest in PERSOLKELLY. The changes in the parties ownership will have no impact on the operations of PERSOLKELLY.

The Joint Venture Agreement provides that until December 31, 2026, so long as the Company remains a shareholder of PERSOLKELLY, the Company will be prohibited from competing with the PERSOLKELLY group’s staffing business in the Asia Pacific region. The foregoing will not restrict the continued operation in Asia Pacific of the Company’s Outsourcing and Consulting Group business. During the period in which the non-competition restriction is in effect, the Company has granted PERSOLKELLY a fully-paid, royalty-free right to use the “Kelly” name as part of the corporate and trade names used by PERSOLKELLY and its subsidiaries.

The foregoing description of the Joint Venture Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Joint Venture Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

The Company and Persol Holdings Co., Ltd. (“Persol”) have also agreed to discontinue their cross-shareholding. The Company holds 9,106,800 shares of Persol’s common stock, and Persol owns 1,576,169 shares of the Company’s Class A common stock and 1,475 shares of its Class B common stock. The Company will monetize its equity holdings in Persol by selling all of its shares in an open market transaction. As part of the transaction, the Company will also buyback from Persol its equity position in the Company. These actions will allow the Company to realize the appreciation of its equity investment in Persol and enable the Company to reinvest in its specialty growth strategy. Both stock transactions are expected to be completed within two business days.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit

10.1*	Amended and Restated Joint Venture Agreement dated as of February 14, 2022 between Kelly Services, Inc. and PERSOL Asia Pacific Pte. Ltd.

104	Cover Page Interactive Data File (embedded with the Inline XBLR document).

*

Certain schedules have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: February 14, 2022	/s/ Vanessa P. Williams
Vanessa P. Williams
Senior Vice President, General Counsel and Assist. Secretary